Amendment 3 To Joint Exploration Agreement

This Third Amendment (“Third Amendment”) to that certain Letter Agreement (the “Letter Agreement”) dated September 26, 2006, that certain Amendment No. 1 to Letter Agreement dated December 12, 2006 (the “First Amendment”), that certain Joint Exploration Agreement (“JEA”) dated March 30, 2007, and that certain Amendment 2 to the JEA dated March 20, 2008 (the “Second Amendment”) all by and between MorMeg, LLC, a Kansas limited liability company, referred to herein as “MorMeg,” and EnerJex Resources, Inc., a Nevada corporation, referred to herein as “EnerJex” is effective as of November 6, 2008. The Letter Agreement, First Amendment, JEA and Second Amendment Collectively referred to as the “Black Oaks Documents”. MorMeg and EnerJex are jointly referred to herein as “the parties”.

Recitals

A.
Pursuant to Section D.5. of the JEA and Section D.5 of the Letter Agreement, EnerJex shall, following the minimum funding described therein and previously paid, within a reasonable length of time, secure and contribute additional funding so as not to cause more than thirty (30) days delay of project activities due to lack of funding to develop Black Oaks (the “Additional Capital Deadline”); and

B.	Pursuant to the Second Amendment, the Additional Capital Deadline was extended until December 1, 2008;

C.	MorMeg and EnerJex desire to amend the Black Oaks Documents to further extend the Additional Capital Deadline.

Now Therefore, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1.	Section D5 of the Letter Agreement and JEA are hereby amended and restated in their entirety as follows:

5.
Notwithstanding anything to the contrary herein or elsewhere, EnerJex shall have until June 1, 2009 (the “Additional Capital Deadline”) to contribute additional capital towards the development of Black Oak, and within a reasonable length of time thereafter, secure and contribute additional funding so as not to cause more than thirty (30) days delay of project activities due to lack of funding to complete the project. In the event EnerJex is not successful in obtaining additional funding, or all funding, to complete the Black Oaks development described in Section 6, MorMeg may cancel and declare the JEA of no force and effect from the point of cancellation forward. In the event of cancellation of the JEA by MorMeg, the following procedure and formula will be used to distribute the ownership and pay the debts of the project.

2.	Sections D5A, and D5B of the JEA and Letter Agreement, as amended remain unchanged.

3.	In the event of a conflict between this Third Amendment and the Black Oaks Documents and any amendments thereto, this Third Amendment shall supersede and prevail to the extent of such conflict.

4.
Other than as specifically provided in this Third Amendment, or as reasonable to conform to the provisions or intent of this Third Amendment, all other provisions of the Black Oaks Documents shall remain in full force and effect. This Third Amendment constitutes the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

5.	Any capitilized terms not defined herein have the meaning set forth in the JEA.

6.
This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and the parties hereto may execute this Third Amendment by signing any such counterpart.

7.
The parties hereby agree to take or cause to be taken such action, and to do and perform all such other acts and things as are necessary, advisable or appropriate to carry out the intent and terms of this Third Amendment.

In Witness Whereof, the parties have executed this Third Amendment as of the date first above written.

MorMeg:

MorMeg, LLC, a Kansas limited liability company

By:	/s/ Mark Haas
Mark Haas, Managing Member

EnerJex:

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Steve Cochennet
Steve Cochennet, Chief Executive Officer